EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT


As independent auditors, we hereby consent to the incorporation of our report, dated January 26, 2001, incorporated by reference into the Annual Report of Shenandoah Telecommunication Company on Form 10-K, into the Company's previously filed Form S-8 Registration Statement, File No. 333-21733, and Form S3-D Registration Statement No. 333-74297.

/s/ MCGLADREY & PULLEN, LLP


Richmond, Virginia
March 28, 2003